UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

773 San Marin Drive, Suite 2210, Novato, CA 94945

(Address of principal executive offices)

(415) 408-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2009, William M. McDonagh tendered his resignation as a member of the Board of Directors of Purple Communications, Inc. (the “Company”), effective immediately. Up until the time of his resignation, Mr. McDonagh served as the Chairman of the Audit Committee and as a member of the Compensation Committee of the Board of Directors. Mr. McDonagh resigned for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: December 7, 2009	By:	/s/ MICHAEL J. PENDERGAST
Michael J. Pendergast
General Counsel & Corporate Secretary